Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on No. 333-122905, No. 333-152027, No. 333-160344, No. 333-167678, No.333-175271 and No. 333-182438 on Form S-8 of GFI Group Inc of our report dated March 12, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 12, 2013